CIFC CORP. ANNOUNCES
SALE OF CERTAIN NON-CORE ASSETS

NEW YORK, February 7, 2011 — CIFC Corp. (NASDAQ: DFR) (the “Company”) is pleased to announce that its wholly-owned indirect subsidiaries, DFR Middle Market Holdings Ltd. and Deerfield Capital Management LLC (together, the “Sellers”), today entered into and consummated the sale of 100% of each of the unrated Subordinated Note and Class D Deferrable Mezzanine Notes tranches issued by DFR Middle Market CLO Ltd. (the “CLO”), together with the rights to manage the CLO, for an aggregate sale price of $36.5 million. This sale, together with other asset sales and dispositions, represents the completion of the Company’s intention to reposition its core business as a fee based asset manager and free up capital to support further growth.

About the Company
The Company, based in New York, is one of the largest senior secured corporate loan managers in the world. The Company combines what it believes are the best underwriting, portfolio management and value maximization practices of banks and asset managers to unlock long-term value for investors. The Company’s heritage CIFC CLO fund family has market leading performance in the U.S. managed CLO segment. The firm manages $10.7 billion across 29 CLOs as of September 30, 2011 and serves more than 200 institutional investors in North America, Europe, Asia and Australia. For more information, please visit the Company’s website at www.cifc.com.

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof.